CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Public Accountants" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 13, 2002, in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No.811-07986) of The Alger
 Institutional Fund.


                                                          ERNST & YOUNG LLP

New York, New York
January 24, 2003